Exhibit 10.25

AMENDMENT NO. 2 TO

PURCHASE AGREEMENT

This Amendment, dated as of September 8, 2008 (this “Amendment”), is entered into by and among TouchTunes Music Corporation, a Delaware corporation (the “Purchaser”), TouchTunes Holding Corporation, a Delaware corporation (“Holdings”), and the parties listed on Schedule A hereto (the “Amending Sellers”), for the purpose of amending the Purchase Agreement, dated as of September 24, 2007, as amended on December 6, 2007 (the “Agreement”), by and among the Purchaser, White Rabbit Game Studio, LLC, Kenneth Fedesna, Mark Loffredo, Edward Pellegrini, Edward Suchocki, William J. Federighi, Thomas M. Lotus and Dante Federighi (collectively, the “Sellers”), and Kenneth Fedesna as the Sellers’ Representative. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Purchaser, Holdings and the Sellers wish to amend the Agreement in the manner set forth below;

NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereby agree as follows:

1. Performance Milestones. The parties hereby agree as follows with respect to the Performance Milestones referred to in Section 1.7(a) of the Agreement: (a) the Performance Milestones set forth on Exhibit F to the Agreement shall be deemed to be satisfied as of September 10, 2008; (b) 500,000 shares of the Additional Stock Consideration will be released from escrow on September 10, 2008, and (c) payment by wire transfer of $750,000 to the Sellers’ Designated Account shall be made by the Purchaser on February 8, 2009.

2. First Anniversary Payment. Section 1 .2(b)(ii) of the Agreement is hereby amended to replace the phrase “subject to Section 1.12 below, $1,000,000 payable on the earlier of (A) the first anniversary of Closing or (B) consummation of a Public Offering (as defined below) by the Purchaser (the “First Anniversary Payment”)…” with the following:

“subject to Section 1.12 below from the date hereof through and including September 24, 2008 but not thereafter, $1,000,000, payable on the earlier of (A) March 24, 2009 or (B) consummation of a Public Offering (as defined below) by the Purchaser (the “First Anniversary Payment”)…”

Purchaser hereby confirms its obligation, under Section 1.2(a)(iii) of the Agreement, to release an aggregate of 500,000 shares of Purchaser Common Stock, referred to as the “Base Stock Consideration” to the Sellers on the first anniversary of the Closing (which is September 24, 2008).

3. Right to Put Stock Consideration.

(a) Section 1.10(a) is hereby amended to replace the phrase “During the period from October 1, 2009 through December 31, 2009 (the “Put Period”)…” with the following:

“During the period from April 1, 2010 through June 30, 2010 (the “Put Period”)…”

(b) Section 1.10(b) is hereby amended to substitute the date “June 30, 2010” for “December 31, 2009” in the first sentence of such section.

(c) Section 1.10(c) is hereby amended to substitute the date “April 1, 2010” for “October 1, 2009” in clause (ii) of such section and to substitute the date “June 30, 2010” for “December 31, 2009” in clause (iii) of such section.

4. Cancellation of Stock Consideration. Section 1.11 of the Agreement is hereby amended to replace the phrase “All Stock Consideration held in escrow for the Sellers pursuant to this Article 1 shall be cancelled by the Purchaser to the extent not earned by the Sellers under Section 1.7 within 30 months after the first commercial shipment of the Units…” with the following:

“All Stock Consideration held in escrow for the Sellers pursuant to this Article 1 shall be cancelled by the Purchaser to the extent not earned by the Sellers under Section 1.7 within 36 months after the first commercial shipment of the Units…”.

5. Sellers’ Right of Repurchase.

(a) Clause (i) of the first sentence of Section 1.13(a) of the Agreement is hereby amended to replace such clause in its entirety with the following:

“(i) the Purchaser defaults on the payment to the Sellers of either the First Anniversary Payment or the payment relating to satisfaction of the Performance Milestones pursuant to Section 1.7(a), in either case at the time such payment is due in accordance with this Amendment,”.

(b) Clause (ii) of the first sentence of Section 1.13(c) of the Agreement is hereby amended to replace such clause in its entirety with the phrase “(ii) April 24, 2009.”

(c) Section 1.1 3(d)(i) of the Agreement is hereby amended to replace such section in its entirety with the following:

“(d) (i) Repurchase Price. The aggregate price to be paid by the Sellers to repurchase the White Rabbit Assets shall be an amount equal to the sum of (A) the Repurchase Price (as defined below), (B) the surrender for cancellation by the Purchaser of all Stock Consideration delivered to the Sellers pursuant to this Agreement, and (C) the release and return to the Purchaser of any amounts paid into escrow pursuant to clause (ii) of this Section 1.13(d) below. The Repurchase Price shall be determined according to the following formula:

Repurchase Price = (0.5*(x + y – 1,750,000)) + S – L

where

x = the Cash Consideration paid by the Purchaser to the Sellers prior to the Initial Seller Notice

y = $4,373,958 plus the aggregate direct manufacturing cost of all Units in inventory and all Unit components comprising work-in-process, determined on the date of the Repurchase Option Closing

S = any severance, employee benefit or other costs, incurred directly or indirectly, in connection with the termination or transfer to the transferee of the White Rabbit Assets and the White Rabbit Liabilities, of any employees of the Purchaser who worked for the White Rabbit Division (other than any who were employees of the Purchaser prior to the Closing or other employees of Purchaser transferred from Purchaser to the White Rabbit Division without Sellers’ consent), who cease to be employees of the Purchaser as a result of or otherwise relating to the exercise of the Repurchase Option by the Sellers (whether or not such employees become employees of the transferee); and

L = the White Rabbit Liabilities;

provided, that in no event shall the Repurchase Price be less than zero.

For purposes of the Preliminary Repurchase Price Statement, the Preliminary Repurchase Price shall be calculated, in accordance with the foregoing formula, as of the end of the calendar month preceding the receipt of the Initial Sellers Notice…”

6. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. This Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

8. Except as specifically amended by this Amendment, the Agreement shall remain unchanged and in full force and effect.

9. This Amendment shall be effective upon the execution hereof by the Purchaser, Holdings and Sellers who held two-thirds of the Interests prior to the Closing.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

TOUCHTUNES MUSIC CORPORATION

By:	/s/ Phil Livingston
Name:	Phil Livingston
Title:	Vice President and Chief Financial Officer

TOUCHTUNES HOLDING CORPORATION

By:	/s/ Phil Livingston
Name:	Phil Livingston
Title:	Vice President and Chief Financial Officer

Signature Page to Amendment to Purchase Agreement

KENNETH FEDESNA

/S/ KENNETH FEDESNA

MARK LOFFREDO

/S/ MARK LOFFREDO

EDWARD PELLEGRINI

/S/ EDWARD PELLEGRINI

EDWARD SUCHOCKI

WILLIAM J. FEDERIGHI

/S/ WILLIAM J. FEDERIGHI

THOMAS M. LOTUS

/S/ THOMAS M. LOTUS

DANTE FEDERIGHI

/S/ DANTE FEDERIGHI

Signature Page to Amendment to Purchase Agreement

SCHEDULE A

AMENDING SELLERS

Name and Address of Member	Membership Interest Percentage of the Company (%)
Edward Pellegrini 1303 N. LaGuna Court, Palatine, Illinois 60067	32.00%

Kenneth Fedesna 4 Oneida Lane Hawthorn Woods, Illinois 60047	21.00

Mark Loffredo 31169 Prairie Ridge Road Green Oaks, Illinois 60048	12.50

Edward Suchocki 614 Hapsfield Lane Buffalo Grove, Illinois 60089	12.50

William Federighi 1001 S. Broadway Park Ridge, Illinois 60068	5.50

Dante Federighi 201 W. Grand Avenue, Apt 901 Chicago, Illinois 60610	11.00

Thomas Lotus 9647 Los Palos Lane Palos Hills, Illinois 60465	5.50

Total	100.00%